EXH. 99.14



CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Combined Proxy Statement/ Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated May 28, 1998, relating to the financial statements and financial highlights of Nations Pacific Growth Fund and Nations Emerging Markets Fund appearing in the March 31, 1998 Annual Report to Shareholders, which financial statements and financial highlights are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Investment Adviser and Other Service Providers" in such Combined Proxy Statement/Prospectus. We further consent to the references to us under the headings "Financial Highlights" and "How The Funds Are Managed - Other Service Providers" in the Prospectuses of the Funds dated August 1, 1998, as supplemented, and under the heading "Independent Accountants and Reports" in the Statement of Additional Information of the Funds dated August 1, 1998 which are incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP
Boston, Massachusetts
January 27, 1999